TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

         Each of the undersigned, as trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Investment Company Act of 1940 with the Securities and Exchange Commission:
                                                                  1940 Act
                                                                 Reg. Number

         Growth Trust                                              811-07395
         Growth and Income Trust                                   811-07393
         Income Trust                                              811-07307
         Tax-Free Income Trust                                     811-07397
         World Trust                                               811-07399

hereby constitutes and appoints Arne H. Carlson, any other member of the Boards who is not an interested person of the investment manager, and Leslie L. Ogg or any one of these persons individually, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Act and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 11th day of January, 2006.

/s/ Arne H. Carlson                       /s/ Stephen R. Lewis, Jr.
-------------------                       -------------------------
    Arne H. Carlson                           Stephen R. Lewis, Jr.

/s/ Kathleen A. Blatz                     /s/ Catherine James Paglia
---------------------                     --------------------------
    Kathleen A. Blatz                         Catherine James Paglia

/s/ Patricia M. Flynn                     /s/ Alan K. Simpson
---------------------                     -------------------
    Patricia M. Flynn                         Alan K. Simpson

/s/ Anne P. Jones                         /s/ Alison Taunton-Rigby
-----------------                         ------------------------
    Anne P. Jones                             Alison Taunton-Rigby

/s/ Jeffrey Laikind                       /s/ William F. Truscott
-------------------                       -----------------------
    Jeffrey Laikind                           William F. Truscott